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AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This Amendment No. 2 to the Amended and Restated Employment Agreement (the "Amendment") made as of the 30th day of May, 1999, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and John H. Foster (the "Executive"),

                              W I T N E S S E T H:

         WHEREAS, the parties have heretofore entered into an Amended and Restated Employment Agreement dated as of July 1, 1998, as amended by Amendment No. 1 thereto dated as of September 1, 1998, (the "Employment Agreement"); and

         WHEREAS, the parties now wish to amend the Employment Agreement further as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         1. Section 6.7 of the Agreement shall be modified to include the following clause at the end of the first sentence thereof:

         "and further provided that amounts payable to the Executive pursuant to this Section 6.7 shall be reduced by amounts paid as salary to the Executive for the period from and after July 1, 1999; and further provided that amounts payable to the Executive pursuant to this Section
         6.7 shall be reduced to the extent, if any, required so that no amounts payable pursuant to this Section 6.7 shall be treated as "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (it being agreed that the Executive's "base amount" for the period 1994 through 1998 is not less than the amount set forth on Exhibit A)."

         2. Section 6.7 of the Agreement shall be further modified to include the following as the final two sentences thereof:

         "Without limiting the generality of clause (C) of this Section 6.7, substantially all of the business and/or assets of the Company shall be deemed to have been disposed of upon the closing of a sale or other disposition of any Major Operating Business (as hereinafter defined) of the Company if the sale of such Major Operating Business (whether in the form of a sale or other disposition of assets, sale or other disposition of the


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         stock of the corporation(s) operating the Business or a combination thereof) has been approved by the shareholders of the Company or is pursuant to a plan approved by the shareholders of the Company. The term "Major Operating Business" shall include each of the following businesses of the Company: (a) the long-term care services business,
         (b) the business of NovaCare Employee Services, Inc., (c) the orthotics and prosthetics business, and (d) the physical rehabilitation and occupational health business.

         3. In all other respects the Employment Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          NOVACARE, INC.


                                          By: /s/ Timothy E. Foster
                                             ---------------------------------
                                                  Timothy E. Foster
                                                  Chief Executive Officer




                                              /s/ John H. Foster
                                             ---------------------------------
                                                  John H. Foster



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                                    Exhibit A

         Calculation of "Base Amount" under I.R.C. ss. 280G(b)(3)(A) for John H. Foster based on wages and other compensation as shown in Box 1 of Form W-2 issued by NovaCare, Inc.:

                      1994     $  827,792
                      1995     $  411,846
                      1996     $1,043,031
                      1997     $  747,644
                      1998     $  382,090
                               ----------

                      Total    $3,412,403

                      Base Amount =  3,412,403 / 5 = 682,480

                      Base Amount times 3 = (682,480 x 3) = $2,047,440

         The Base Amount would be increased by amounts deferred under a 401(k) plan or Section 125 "cafeteria" plan.

         If the relevant "change of control" occurs after December 31, 1999, the calculation would be based on compensation paid from 1995 through 1999.